Exhibit 99.2

ABSTRACT MEDIA, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2020 and 2019

WITH

INDEPENDENT AUDITOR’S REPORT

i

INDEPENDENT AUDITOR’S REPORT

To the Members

Abstract Media, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Abstract Media, LLC (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of operations and members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). Our opinion is not modified with respect to this matter.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

November 24, 2021

ABSTRACT MEDIA, LLC

BALANCE SHEETS

December 31, 2020 and 2019

	2020	2019
Assets
Current assets:
Cash	$35,279	$88,505
Accounts receivable, net	78,987	57,138
Other	4,300	7,300

Total current assets	118,566	152,943

Property and equipment, net	17,650	20,703

Total assets	$136,216	$173,646

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$85,468	$86,056
Contract liabilities	14,016	47,213
Note payable to member	80,000	81,382

Total current liabilities	179,484	214,651

Members’ deficit	(43,268)	(41,005)

Total liabilities and members’ deficit	$136,216	$173,646

See notes to financial statements.

ABSTRACT MEDIA, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

Years ended December 31, 2020 and 2019

	2020	2019
Revenues	$593,006	$1,152,169

Cost of revenues	468,313	742,685

Gross profit	124,693	409,484

Operating expenses:
Selling, general and administrative	259,909	400,008
Depreciation and amortization	7,363	6,691

Total operating expenses	267,272	406,699

Loss from operations	(142,579)	2,785

Other income (expense):
Gain on extinguishment of note payable	148,000	-
Interest expense	(7,684)	(7,741)
Other expense, net	-	(10)

Total other income (expense), net	140,316	(7,751)

Net loss	(2,263)	(4,966)

Members’ deficit - beginning of year	(41,005)	(27,039)

Distributions to members	-	(9,000)

Members’ deficit - end of year	$(43,268)	$(41,005)

See notes to financial statements.

ABSTRACT MEDIA, LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net loss	$(2,263)	$(4,966)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in allowance for doubtful accounts	-	22,209
Depreciation and amortization	7,363	6,691
Gain on extinguishment of note payable	(148,000)	-
Gain on disposal of property and equipment	-	1,219
Changes in operating assets and liabilities:
Accounts receivable	(21,849)	111,110
Other current assets	3,000	-
Accounts payable and accrued liabilities	(588)	1,902
Contract liabilities	(33,197)	1,654

Net cash provided by (used in) operating activities	(195,534)	139,819

Cash Flows from Investing Activities
Purchases of property and equipment	(4,310)	(10,369)
Proceeds from the sale of property and equipment	-	1,219

Net cash used in investing activities	(4,310)	(9,150)

Cash Flows from Financing Activities
Payments on note payable to member	(1,382)	(55,259)
Proceeds from note payable	148,000	-
Distributions to members	-	(9,000)

Net cash provided by (used in) financing activities	146,618	(64,259)

Net change in cash	(53,226)	66,410

Cash, beginning of year	88,505	22,095

Cash, end of year	$35,279	$88,505

Supplemental Cash Flow Information
Cash paid for interest	$1,618	$7,741

See notes to financial statements.

ABSTRACT MEDIA, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Note 1 – Summary of Significant Accounting Policies

Organization and nature of operations

Abstract Media, LLC (the Company), a Texas limited liability company, was formed in October 2011, with the goal of improving user engagement using visualization tools. The Company has evolved into an interactive media and software development company to optimize effective corporate learning, operational workflow and communication using technology in the augmented reality or virtual reality space. The Company conducts its operations from its office location in Houston, Texas.

As a limited liability company, the members are not personally liable for any debts, liabilities or obligations of the Company beyond the members’ equity accounts, except to the extent they obligate themselves.

Accounting estimates

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable

Accounts receivable are uncollateralized noninterest-bearing customer obligations due under normal trade terms. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. Recoveries of accounts receivable previously written off are recorded when received. The Company had an allowance for doubtful accounts at December 31, 2019, in the amount of $22,209. There was no such allowance recorded at December 31, 2020.

The Company has entered into various agreements to sell certain accounts receivable with recourse during the years ended December 31, 2020 and 2019. The Company accounts for these transactions in accordance with Accounting Standards Codification (ASC) 860, Transfers and Servicing. ASC 860 allows for the ownership transfer of accounts receivable to qualify for sale treatment when the appropriate criteria is met, which permits the Company to present the balances sold under the agreement to be excluded from accounts receivable on the balance sheet. Receivables are considered sold when they are transferred beyond the reach of the Company and its creditors, the purchaser has the right to pledge or exchange the receivables, and the Company has surrendered control over the transferred receivables. The Company records a recourse obligation if it determines that any portion of the sold receivables are uncollectible, which would be reflected as a current liability in accounts payable and accrued liabilities in the balance sheets.

Property and equipment

Property and equipment are recorded at historical cost. Major renewals and improvements are capitalized, while normal repairs and maintenance are expensed in the period incurred. Depreciation and amortization are computed using the straight-line method over the asset’s estimated useful life. Computer equipment and office furnishings estimated useful lives range from five to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term.

Income taxes

As a limited liability company, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage of ownership. Therefore, no provision or liability for income taxes has been included in the financial statements.

Recent accounting pronouncement

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets. ASU 2016-02 is effective for the Company beginning January 1, 2022. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

Concentrations of credit risk

The Company maintains bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At times, the Company may maintain bank account levels in excess of the FDIC insurance limit.

Two customers accounted for 59% and 63% of total revenues for the years ended December 31, 2020 and 2019, respectively. Three customers accounted for 82% and four customers accounted for 72% of accounts receivable at December 31, 2020 and 2019, respectively.

Note 2 – Revenue Recognition

The FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). Accounting Standards Codification (ASC) 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts with customer. In determining the appropriate amount of revenue to recognize, the Company applies the following five-step model: (i) identify contracts with customers; (ii) identify performance obligations in the contracts; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations per the contracts; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company adopted ASC 606, effective January 1, 2019, utilizing the modified retrospective method as applied to customer contracts that were not completed as of January 1, 2019. The adoption of this standard resulted in a cumulative increase to members’ deficit of $45,559 and an increase in contract liabilities at January 1, 2019. This adjustment was the result of the Company’s conversion to an input measurement method on its open contracts upon implementation.

The Company’s revenue from customers is primarily comprised of agreements, where the Company enters into a contract with a customer to create and develop augmented or virtual reality products to meet the customers need. The contract may be fixed or variable, and with the variable aspect based on the number of hours worked under the contract.

A performance obligation is a promise in a contract to transfer a distinct good or service, or a bundle of goods or services, to the customer, and is the unit of accounting under ASC 606. Which is generally a singular performance obligation to create an augmented or virtual reality product for the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue as the performance obligation is satisfied by transferring control of a promised good or service to a customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Generally, the Company recognizes revenue from the development of products for customers over time as work on the product progresses and as the performance obligation is satisfied. The Company generally measures its progress to completion using an input method which is based on contract costs incurred to date compared with total estimated contract costs to be incurred. Contract costs include all direct labor, subcontractor, and specific equipment and software costs attributable to a project. The Company determined this method is the best depiction of the pattern of satisfaction of its performance obligation as the products are created for the customer. In the event a project is in a loss position, the Company recognizes the estimated loss on the contract in the period the loss becomes known.

The timing of revenue recognition from contracts with customers may not align with the right to invoice the customer. Generally, billing occurs in conjunction with the terms of the contract which may differ from the timing of revenue recognition, resulting in either a contract asset or contract liability. Contract assets represent revenues recognized in excess of amounts billed, while contract liabilities represent billings on the balance sheet date not yet recognized as revenue.

In applying ASC 606, the Company performed an assessment of judgments used that could potentially impact the timing of our satisfaction of performance obligations and our determination of transactions prices used in determining revenue recognized. Judgements made include considerations as to whether the Company is the principal or agent in certain transactions where the Company subcontracts aspects of its performance obligation. For performance obligations recognized over time, the input method and the estimated costs to complete each project are considered significant judgements. Additionally, the Company’s judgment over the identification of performance obligations and their determination over when those performance obligations are separately identifiable is also a significant judgement.

Practical expedients and accounting policy elections:

●	Incremental costs of obtaining and fulfilling a contract – These costs are included in selling, general and administrative expenses as the amortization period is generally one year or less. The Company expenses costs associated with obtaining and fulfilling contracts as incurred.

●	Significant financing components – The Company has elected not to adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised service to a customer and when the customer pays for that service will generally be one year or less.

●	Sales tax and other related taxes – Taxes collected from customers and remitted to governmental authorities are not included in revenue.

Note 3 – Accounts Receivable Agreements

The Company has entered into an agreement with a related party to factor certain accounts receivable with recourse, up to $375,000. The related party is an immediate family member to a member of management and is a consultant and contractor to the Company. Under the agreement, the Company is responsible for collecting payments on the sold receivables from its customers. Under this agreement the buyer advances the Company the face amount of the receivable less a 2% fee. Each additional day outstanding past the initial month, the Company will pay the buyer an additional 0.05% on all accounts which are still uncollected. For the years ended December 31, 2020 and 2019, the Company paid approximately $4,000 and $10,000 in factoring fees, respectively.

Additionally, the Company had an agreement with a third-party financing company to factor certain accounts receivable with recourse, up to approximately $300,000, which matured in 2019. For the year ended December 31, 2019, the Company paid approximately $11,000 in factoring fees.

The total amount of factored accounts receivable uncollected at December 31, 2020 and 2019, is $0 and $11,784, respectively. The Company did not record a recourse obligation at December 31, 2020 or 2019, for sold receivables which it determined were uncollectible.

Note 4 – Property and Equipment

Property and equipment consisted of the following at December 31:

	2020	2019
Leasehold improvements	$600	$600
Computer equipment	26,728	26,728
Office furnishings	50,736	46,426
	78,064	73,754
Less accumulated depreciation	(60,414)	(53,051)
Property and equipment, net	$17,650	$20,703

Note 5 – Transactions with Members

On August 15, 2017, the Company issued an unsecured note payable to a Member for $100,000, which is due on demand. The note bears interest at 8%, which is payable monthly. During March 2020, the Company and Member agreed to suspend the monthly payments of interest as a result of the COVID-19 pandemic. The outstanding principal balance on the note payable is $80,000 and $81,382 at December 31, 2020 and 2019, respectively.

During 2019, the Company paid legal fees of approximately $4,000 for professional services rendered to the Company. The fees were paid to a law firm, who is related to the Company through common ownership. There were no such fees paid during the year ended December 31, 2020.

Note 6 – Paycheck Protection Program Note Payable

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. On April 5, 2020, the Company received loan proceeds in the amount of $148,000 under the Paycheck Protection Program (PPP), which was established as part of the CARES Act. The PPP provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. PPP loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels during the covered period, as defined by the Small Business Administration (SBA).

The Company’s PPP loan initially required monthly payments, had an interest rate of 1%, and was set to mature in April 2022 if not forgiven. Prior to the commencement of required payments, the Company applied for and received forgiveness for the full outstanding principal balance and accrued interest in November 2020. At December 31, 2020, $148,000 is recorded as a gain on extinguishment of note payable in the accompanying statements of operations.

On January 23, 2021, the Company applied for and was granted a second PPP loan. The second PPP loan was executed with a financial institution in the amount of $120,605. The Company applied for loan forgiveness and received notification on June 24, 2021, that its application for loan forgiveness was approved by the SBA, and the SBA had remitted payment to the financial institution for full loan forgiveness.

Note 7 – Commitments and Contingencies

The Company leases office space under an operating lease which expires in March 2023. The Company also subleases a portion of the office space to other companies through short-term lease agreements. Total rent expense was $70,500 and $87,600 for the years ended December 31, 2020 and 2019, respectively, and net rent expense, after deducting sublease income of $12,540 and $12,000, respectively, from subleases is $57,960 and $75,600, respectively. Future minimum annual lease payments at December 31, 2020, are as follows: $59,400 for 2021, $59,400 for 2022, and $14,850 for 2023.

The Company is party to legal proceedings which occur in the ordinary course of business. Management is unaware of any legal proceedings that are likely to have a material adverse impact on the Company’s financial position or results of operations.

Note 8 – Subsequent Events

On October 15, 2021, the Members and the Company executed a membership interest exchange agreement with an unrelated entity to acquire all of the members interest in the Company. The membership interest exchange agreements is subject to various conditions being met prior to closing, and is also terminable through mutual consent, or through breeches of representations, covenants, or warranties as defined in the membership interest exchange agreement.

The Company has evaluated subsequent events through November 24, 2021, the date the financial statements were available to be issued.